Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-165903 on Form S-3 of our report dated March 29, 2010 relating to the consolidated financial statements of NMT Medical, Inc. appearing in the Annual Report on Form 10-K of NMT Medical, Inc. for the year ended December 31, 2009, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/    Deloitte & Touche LLP

Boston, Massachusetts

May 28, 2010